Exhibit 99.2

Investor Presentation June 2023 / 1

This presentation has been prepared in making an evaluation with respect to a proposed business combination (the “Proposed Transaction”) between TLGY Acquisition Corporation (“TLGY”) and Verde Bioresins, Inc. (“Verde”). This presentation does not purpose to contain all information that may be required to evaluate a possible transaction. This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by TLGY or Verde or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of TLGY or Verde or any of their respective affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. Forward-Looking Information This presentation and oral statements accompanying this presentation contain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Transaction, and any statements other than statements of historical fact contained in this presentation could be deemed to be forward-looking statements. These forward-looking statements include, among other things, expectations, beliefs, intentions, plans, prospects, financial results or strategies regarding Verde and the Proposed Transaction and the future held by the respective management teams of TLGY or Verde, the anticipated benefits and the anticipated timing of the Proposed Transaction, future financial condition and performance of Verde and expected financial impacts of the Proposed Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Proposed Transaction, financings transactions, if any, related to the Proposed Transaction, the level of redemptions of TLGY’s stockholders and the products and markets and expected future performance and market opportunities of Verde. These forward-looking statements generally are identified by the words “anticipate,’ “believe,” “could,” “expect,” “estimate,” “future,” “intent,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representation of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including but not limited to, those set forth under the caption “Risk Factors” contained elsewhere in this presentation. Recipients should carefully consider such other risks and uncertainties to be described in the “Risk Factors” section of the registration statement on Form S-4 (the “Form S-4”) to be filed by TLGY in connection with the Proposed Transaction and other documents filed or to be filed by TLGY from time to time with the Securities and Exchange Commission (“SEC”). These filings identify and address other important risks and uncertainties which could cause actual events and results to differ materially from those contained in the forward-looking statements. Recipients are cautioned not to put undue reliance on forward-looking statements, which speak only as of the date this presentation is given. Each of Verde and TLGY disclaim any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither Verde nor TLGY gives any assurance that either Verde or TLGY, or the combined company, will achieve its expectations. By attending or receiving this presentation, you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the business. Any financial projections or similar forward-looking information presented in this presentation represent current estimates by Verde’s management of future performance based on various assumptions, which may or may not prove to be correct. Verde’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to any projections or similar forward- looking information and accordingly they did not express an opinion or provide any other form of assurance with respect thereto. Any projections or similar forward-looking information should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying any projections or similar forward-looking information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks that could cause actual results to differ materially from those contained in such projections or similar forward-looking information. Accordingly, there can be no assurance that any projections or similar forward-looking information will be realized. Further, industry experts may disagree with these assumptions and with management’s view of the market and the prospects for Verde. Disclaimer 2

While the information contained in this presentation is believed to be accurate, no representation or warranty is given or made, express or implied, as to the achievement, reasonableness, completeness, accuracy of, and no reliance should be placed on, any projections, estimates, forecasts, analyses or forward-looking statements contained in this presentation which involve by their nature a number of risks, uncertainties or assumptions that could cause actual results or events to differ materially from those expressed or implied in this presentation. Only those particular representations and warranties made in the definitive agreement and subject to such limitations and restrictions as may be specified in such agreement, shall have any legal effect. By its acceptance hereof, each recipient agrees that neither TLGY or Verde shall be liable for any direct, indirect, consequential or any other loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation, along with other information furnished in connection therewith, and any such liability is expressly disclaimed. Certain Assumptions Unless otherwise expressly stated herein, all information relating to the Proposed Transaction: (i) assumes no redemptions by TLGY stockholders in connection with the Proposed Transaction; (ii) does not give effect to any PIPE or other financing that may be raised in connection with or in anticipation of the Proposed Transaction; (iii) does not assume the future exercise of or otherwise give effect to TLGY’s outstanding warrants held by public investors or TLGY’s sponsor or Verde’s management or any additional warrants that may be issued in connection with the Proposed Transaction; (iv) assumes that no additional shares of common stock will be issued in the future as earnout merger consideration in connection with the Proposed Transaction; and (v) does not give effect to future equity awards contemplated to be issued in connection with or following completion of the Proposed Transaction. Industry and Market Data The information contained herein also includes information provided by third parties, such as market research firms. None of TLGY, Verde or their respective affiliates and any third parties that provide information to TLGY or Verde, such as market research firms, guarantees the accuracy, completeness, timeliness or availability of any information. None of TLGY, Verde or their respective affiliates and any third parties that provide information to TLGY or Verde, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such context. None of TLGY, Verde or their respective affiliates gives any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein. All Biodegradable and Compostable Claims are based on preliminary third-party ASTM D5511 and D5338 test results which are available upon request. In California you cannot claim biodegradability of products. In California you may only claim a product is compostable in an industrial composting environment upon passing ASTM D6400 testing, which testing is currently ongoing by Verde. Resin test results will vary based on application and related ingredients. Products should be tested individually and biodegradability and compostability will vary based on formula and application related thickness and density of product among other factors. For more information, please see California and US FTC Green Guides. Trademarks and Intellectual Property All trademarks, service marks, and trade names of Verde, TLGY or their respective affiliates used herein are trademarks, service marks, or registered trade names of Verde, TLGY, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with Verde, TLGY, or an endorsement or sponsorship by or of Verde or TLGY. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Verde, TLGY or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. This presentation contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. 3 Disclaimer (continue)

Non-GAAP Financial Information Certain financial information and data contained in this presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or documents to be filed or furnished by TLGY with the SEC. Some of the financial information and data contained in this presentation, including EBIDTA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TLGY and Verde believe this non-GAAP financial information to be a helpful measure to assess Verde’s operational performance and for financial and operational decision-making. You should review Verde’s audited financial statements prepared in accordance with GAAP, which will be included in the Form S-4. Additional Information and Where to Find it In connection with the Proposed Transaction, TLGY intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus with respect to its securities to be issued in connection with the Proposed Transaction and a preliminary proxy statement with respect to a stockholder meeting at which TLGY’s stockholders will be asked to vote on the Proposed Transaction. TLGY and Verde urge investors, stockholders, and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus, any amendments thereto, and any other documents filed with the SEC, before making any voting or investment decision because these documents will contain important information about the Proposed Transaction. After the Form S-4 has been filed and declared effective, TLGY will mail the definitive proxy statement/prospectus to stockholders of TLGY as of a record date to be established for voting on the Proposed Transaction. TLGY’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: TLGY Acquisition Corporation, mail@tlgyacquisition.com. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov. Participants in the Solicitation TLGY and its directors and officers may be deemed participants in the solicitation of proxies of TLGY’s shareholders in connection with the Proposed Transaction. Security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of TLGY’s executive officers and directors in the solicitation by reading TLGY’s final prospectus filed with the SEC on December 3, 2021, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the Proposed Transaction when they become available. Information concerning the interests of TLGY’s participants in the solicitation, which may, in some cases, be different from those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Transaction when it becomes available. These documents can be obtained free of charge from the source indicated above. Verde and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of TLGY in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement/prospectus for the Proposed Transaction. No Offer or Solicitation Neither the dissemination of this presentation nor any part of its contents is to be taken as any form of commitment on the part of TLGY or Verde or any of their respective affiliates to enter any contract or otherwise create any legally binding obligation or commitment. This presentation does not constitute or form part of any offer or invitation to sell, or any solicitation of any offer to purchase any interests in TLGY or Verde, nor shall it or any part of it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or commitment or investment decisions relating thereto, nor does it constitute a recommendation regarding the interests in TLGY or Verde. No securities commission or regulatory authority in the United States or in any other country has in any way opined upon the accuracy or adequacy of this presentation or the materials contained herein. This presentation is not, and under no circumstances is to be construed as, a prospectus, a public offering or an offering memorandum as defined under applicable securities laws and shall not form the basis of any contract. 4 Disclaimer (continue)

• Founded in 2020, Verde Bioresins, Inc is a full-service bioplastics company, that specializes in sustainable product innovation and manufacturing of proprietary biopolymer resins, providing comprehensive design and development solutions for companies seeking alternatives to conventional plastics. • TLGY Acquisition Corporation is a Special Purpose Acquisition Company (SPAC), with deep roots in private equity and transformational operations that reflect the career of our founder, Jin-Goon Kim, as both a blue-chip private equity partner and a public and private company CEO, with $78 million of cash held in trust (after recent resizing down from $230 million at IPO). • The Proposed Transaction is expected to allow Verde to expand commercial capacity and meet expected demand for its innovative and proprietary bioplastics products while further advancing its global sustainability initiatives. Verde Bioresins & TLGY Acquisition Corp. – Transaction Overview Overview • $63 million of expected pro forma cash: $78 million TLGY cash in trust less up to $15 million in estimated transaction expenses, assuming no further redemptions. This amount neither includes any PIPE to be raised, nor a Founder commitment of the lesser of $25 million or 10% of the PIPE raised from Institutional Investors (subject to certain carve-outs). • Minimum cash condition: $15 million of net proceeds at closing, which is not a closing condition but provides the Company an option to terminate the transaction with certain cost reimbursement obligations. • Non-detachable warrants: In order to incentivize public market investors to buy into the common shares and continue to invest in TLGY at the closing of the Proposed Transaction, TLGY shall grant to the non-redeeming shareholders at closing an additional 5,750,000 publicly tradable warrants. ➢ As an illustration, each non-redeeming common share to receive a minimum of ~0.79 unit of such warrant, which would increase with further redemptions since these warrants would pool into a smaller group of non-redeeming shareholders. Correspondingly, each non-redeeming common share would receive 1.57 units at 50% redemption and 3.14 units at 75% redemption. • Non-detachable warrant conversion right2 : TLGY intends to offer the right to convert the above warrantsto common shares at a ratio of 5:1 ➢ As an illustration, each common share to receive a minimum of ~0.16 common share, which would increase with further redemptions. Correspondingly, each common share would receive up to 0.31 additional common share at 50% redemption and 0.63 additional common share at 75% redemption (conversion into whole unit shares). • Interest alignment between public shareholders, the Company, and the Sponsor: ➢ Sponsor founder share (Class B) lockup: All founder shares are subject to lock up generally consistently with the lock-up provisions described in the IPO S-1 ➢ Sponsor private warrants (“Private Warrants”) forfeiture: Except for up to 10% that are set aside for the management incentive plan, all remaining Private Warrants shall be forfeited at closing; in exchange, up to 2.75 million common shares may be granted subject to the sponsor achieving certain capital raise targets. ➢ Verde performance-based earnouts: Based on the combined company’s stock price achieving an IRR of 35% over a 5-year horizon, Verde may receive a maximum of 36.5 million shares. ➢ Sponsor performance-based earnouts: Based on the combined company’s stock price achieving an IRR of 35% over a 5-year horizon, sponsor may receive a maximum of 3 million shares (also in exchange for the forfeiture of Private Warrants). Other Key Terms 5 Note: 1. Valuation based on referenced industry peer comps for FY24 and FY25 Revenue and EBITDA multiples. Peers include NYSE: DNMR, NASDAQ: PCT, and NASDAQ: ORGN 2. We intend to offer to shareholders who do not redeem their shares in connection with the closing of an initial business combination the option to receive distributable redeemable warrants, as described in our IPO prospectus, or one share of common stock in lieu of every five of such distributable redeemable warrants. 5 • Pre-money enterprise value of $365 million1 (pro forma EV of $433M, excluding additional earnout consideration), which, we believe, represents a discount to its potential value based on our view of its financial outlook medium to long-term and our analysis of the current public valuation comps of relevant peers in the sustainable materials industry. Valuation 5

Investment Highlights Significant market opportunity within growing, high-value industries including durable goods, cosmetics, consumer electronics, automotive and food packaging Breakthrough proprietary technology – Verde has developed PolyEarthylene™, a proprietary bio-resin that we believe is among the first of its kind with the potential to achieve a full set of environmental1 1 and industry requirements capable of significant market adoption. Significant tailwinds from increased regulation on use of petrochemical plastics Note: 1. PolyEarthylene™ passes biodegradation testing in an industrial composting facility pursuant to ASTM D5338, representing 96.5% effective biodegradation in 6 months, which is a key element in D6400 testing (pending). Additional landfill biodegradation testing underway pursuant to ASTM D5511 standard. 2. Year 1 represents the 12 month period from T minus six months (T-6) to T plus six months ( T+6), where T is the closing date. For example, if the Proposed Transaction were to close on December 31, 2023 then Year 1 would be between July 1, 2023 to June 30, 2024. 6 2 Large addressable market – The estimated $600 billion global plastics market is under enormous regulatory pressures to develop more eco-friendly solutions, while market penetration of green plasticsis estimated to be still below 2%. 3 Strong customer interest – Verde’s proprietary solution has the potential to serve ~50% of the global plastics market (i.e. potential TAM of up to $300 billion). The potential sales pipeline is currently over $250 million. Recently, Vinmar, a leading global distributor of plastics, has announced a partnership with Verde, and has been working closely to market PolyEarthylene™ to their large corporate customer base. 4 Potential to secure feedstock supplies – Strategic supplier relationship with Braskem is expected to secure sufficient feedstock that would enable Verde to achieve its expansion plan for most of Yr 1 2 and Yr 2. Strong unit economics and unique SPAC structure – Strong margin business with low operating costs expected to deliver operational breakeven by the end of Yr 1 (monthly run-rate)2 .. The unique warrant structure of TLGY is expected to provide a potential counterweight to redemption pressures, while generating high potential returns for the stakeholders. 5 6 Verde's skilled management team and TLGY's best-in-class operators – Verde’s experienced management team, assisted by TLGY's deep roots in private equity and transformational operations, is expected to drive efforts to scale production capabilities and deliver on growing customer interest.

Verde represents an innovative green solution for the circular economy, the PolyEarthylene™ bio-resin, a line of products that is highly scalable with wide range of applications, economically feasible, biodegradable and compostable ▪ Founded in 2020 and headquartered in Santa Monica California, Verde specializes in the R&D and manufacturing of PolyEarthylene™ (“PEL”), a proprietary plant-based bio-resin. The PEL blends are derived from renewable and sustainable sources, they are biodegradable, industrial compostable and post-consumer recycled certified. ▪ Verde’s products are designed as “drop-in” feedstock and compatible with standard manufacturing processes such as injection moulding, extrusion coating, film extrusion, blow moulding and thermoforming. Injection moulding and extrusion coating are two difficult polymer processing that most environmentally friendly polymers have failed to deliver on in a scalable and cost-effective manner. The formulations are also capable of meeting high industrial performance required for manufacturing durable goods and other advanced applications (i.e., rigid packaging and application as opposed to simpler and easier flexible packaging). ▪ Currently, while sugarcane and other plant-based materials are Verde’s main feedstock, Verde expects to convert to cellulosic feedstocks by the end of 2027. In the near term, Verde is expected to expand its strategic supply agreement with Braskem, which Verde believes will enable it to secure a long-term supply of green polyolefins. ▪ Green polyolefins are expected to be key ingredients in the manufacturing of PEL. Verde is currently in discussions with certain key suppliers, including petrochemical companies, regarding strategic partnerships. Verde expects to enter into strategic partnerships to establish a localized supply chain across the Asia Pacific and Europe, as future demand is expected to be very strong in these regions. ▪ Verde is seeking to raise $50 to $100 million through the Proposed Transaction to finance its growth and capex plan. n n Verde At-a-Glance 7 Nutraceuticals Health & Wellness Beauty Products Haircare Products Toy Manufacturers Shoe Manufacturers Bottles and bottle caps Consumer Goods Durable Goods Packaging End Markets Opportunity Overview 7

TLGY

# Global Endorsement to End Plastic Pollution[1]

- The global plastics market is estimated to be a $600 billion industry[2]. Only a tiny fraction of plastics is derived from renewable resources or recycled.[3] As a result, most of the 400 million tons of plastics[4] produced each year are estimated to be littered all around the earth's crust and oceans.
- A growing coalition of countries, cities, institutions, and businesses are pledging to eliminate plastic pollution entirely.
- Hence, multinational companies are under tremendous pressure from regulators, shareholders and customers to transition their plastics consumption to eco-friendly alternatives – namely, biodegradable and/or recyclable solutions.
- Bio-plastics currently represents only ~1.7% of the global market[3] because of severe limitations of current solutions. There is a drive to find all-in-one solutions (bio-based, renewable, bio-degradable and home/industrial compostable) that are also cost effective and scalable across many plastics applications.
- We believe that Verde's PolyEarthylene™ is well positioned to become a pioneering market leader because it is one of the very few solutions that we believe has demonstrated an ability to satisfy key requirements so far in a scalable manner.

## Demand for plastics driven by attractive markets and applications

*Estimated Market Share, 2019 (percent)*



<2%
Remaining Plastic Market
Bioplastics Market



Medical Devices ~4%
Consumer Goods ~10%
Construction ~20%
Packaging ~36%
Electricals & Electronics ~5%
Automotive ~15%

*Sources:*
*1. UN: 175 countries endorsed to end plastic pollution, 2. Grandview Research, Statista, Plastics Europe; about half of the $600B industry is addressable with PolyEarthylene™, 3. Plastics Europe, 4. W E Forum, Plastics Europe, 5. HIS Markit, 6. Markets & Markets, 7. IBIS World, 8. EU Bioplastics Facts and Figures Report*

Verde™ 8

Fortune 500 are actively pursuing green polymer solutions PepsiCo plans to have 100% compostable, biodegradable or recyclable packaging by 2025 P&G intends to reduce global use of virgin petroleum plastic in its packaging by 50% by 2030, increasing its use of recycled plastic, driving conversion to more concentrated product forms Mattel has made a sustainability pledge to ensure both its products and packaging are 100% recycled, recyclable or made from bio-based plastics by 2030 Coke has pledged to use at least 50% recycled material in its packaging by 2030 and 50% plant-based renewable packaging as part of its commitment to a circular economy Walmart seeks to achieve 100% recyclable, reusable or industrially compostable packaging as well as 20% PCR content in packaging for its private brand packaging by 2025 Target aims to have 100% reusable, recyclable or compostable plastic packaging in its owned brands by 2025 McDonalds aims to have 100% of guest packaging from renewable, recycled or certified sources by 2025 Nestle has accelerated their climate change efforts by announcing a zero net emission target by 2050 Due to enormous pressure on large companies to move towards ESG, many are actively pursing for bioplastics packaging materials Sources: Company Websites 9 Large Addressable Market

TLGY

# "Setting the New Standard" – Solving All of the Industry's Critical Requirements

*PolyEarthylene™ demonstrates superior qualities against mainstream bio-plastics*

- Currently available "Green" polymers have **various drawbacks and limitations**.
  - Green polyolefins were the first innovation moving away from petroleum-based plastic; however, they are neither biodegradable nor compostable.
  - PLA is another alternative with improvement to green polyolefins in terms of compostability; however, it has a lower physical and temperature tolerance which limits its industrial application and is not biodegradable.
  - PHA is biodegradable and compostable; however, temperature tolerance and cost-effectiveness are not satisfactory.
  - Most of these alternative polymer solutions are limited in high-value polymer processing (e.g. injection molding) and application (e.g. rigid packaging) capability.
- Verde has developed PolyEarthylene™, an innovative product that is proprietary[1], bio-based, recyclable, biodegradable and compostable. We believe PolyEarthylene™ can efficiently replace petroleum-based plastics using the "drop-in" method within existing manufacturing processes, such as injection molding, extrusion coating, film extrusion, blow molding and thermoforming. PolyEarthlyene™ is expected to be able to meet high industrial performance required for manufacturing durable goods and other advanced applications at competitive costs.
- More importantly, we believe that Verde is one of the first feasible full-service bio-resin market solutions that have the potential to meet the **environmental**, **application**, **manufacturing**, and **cost requirements** of the industry – enabling Verde to set a new standard for environmental solutions that existing peers are yet to address.

**PolyEarthylene™'s outperformance against other mainstream bio-resins across critical industry requirements:**

| Key Industry Requirements[2] | PolyEarthylene™ | PLA | PHA | Green PE |
|---|---|---|---|---|
| 1. Environmental | ✔ (green) | ✔ (yellow) | ✔ (green) | ✖ |
| 2. Cost | ✔ (green) | ✔ (green) | ✖ | ✔ (green) |
| 3. Manufacturing / Process | ✔ (green) | ✔ (yellow) | ✔ (yellow) | ✔ (yellow) |
| 4. Applications | ✔ (green) | ✔ (yellow) | ✖ | ✖ |

✔ (green): Best-in-Class / Superior ✔ (yellow): Limited / Lacking ✖: Inferior / Not Meet Requirement

*Source: Verde / Expert Interviews, TLGY analysis*

*Note: 1. Protected by trade secrets rather than by patents, which is common practice in the conventional polymer industry.* 2. Environmental: sustainability and "end-of-life" performance; Cost: sufficiently cost competitive to replace traditional polymers; Manufacturing / Processing: "drop-in" with minimum adjustment to the existing manufacturing set up and processes; Applications: desirable physical properties for various applications of traditional polymers.

Verde

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TLGY

# Superior to Other Bio-Resins Across Critical Industry Requirements

| ✔ : Best-in-Class / Superior<br>✓ : Limited / Lacking<br>✗ : Inferior / Not Meet Requirement | | PolyEarthylene | PLA | PHA | Green PE |
|---|---|---|---|---|---|
| 1. Environmental | Bio-Based Content | >90%[1] | >80% | >80% | >84% |
| | Landfill Biodegradable | ✔ | ✗ | ✔ | ✗ |
| | Compostable | ✔ [2] | ✔ | ✔ | ✗ |
| 2. Cost | Cost Efficiency | $1.50 - $1.80 per lb. | $1.80 - $2.30 per lb. | $2.70 - $3.20 per lb. | $1.80 - $2.00 per lb. |
| 3. Manufacturing / Processing | Processing Temperature | 330° - 425° | 330° - 390° | 300° - 350° | 330° - 425° |
| | Film / Extrusion | ✔ | ✔ Heat Sensitive | ✓ Modification Needed | ✔ |
| | Injection Molding | ✔ | ✓ Heat Sensitive | ✔ | ✔ |
| | Blow Molding | ✔ | ✓ Heat Sensitive | ✓ Modification Needed | ✔ |
| | Thermoforming | ✔ | ✓ Heat Sensitive | ✓ Modification Needed | ✗ |
| 4. Applications | | ▪ Durable packaging<br>▪ Consumer products<br>▪ Beauty product packaging<br>▪ Automotive | Mostly limited to:<br>▪ Film and bags | Mostly limited to:<br>▪ Food Packaging | Mostly limited to:<br>▪ Fibers<br>▪ Plastic Bags |

- Verde's proprietary technology enables PolyEarthylene™ to be operated in standard manufacturing processes where other bio-polymers cannot or will not work properly.
- Most bio-resins lack the mechanical properties required for durable goods production. Among the most widely-used bioplastics today, only PLA and PHA have an acceptable end-of-life solution and only when used without stabilizers and other commonly used ingredients that impact degradation. However, PLA is temperature sensitive and may break down during manufacturing, and is also not landfill biodegradable. PHA exhibits some disadvantages including a lower strain-at-break, a narrower processing window, a slower crystallization rate, and a higher cost compared to both bio-based and petroleum-based polymers.
- Verde's technology takes a different product development approach compared to other eco-friendly polymer companies. While other companies develop a product and then try to find an application for its use, Verde develops an eco-friendly offset or alternative to the current material being used.

*Source: Verde / Expert Interviews, TLGY analysis*

*Note:*

1. *Percentage of bio-based content will vary per PolyEarthylene™ grade and based on customer requirements but will in no event be less than 51% biobased.*
2. *PolyEarthylene™ passes biodegradation testing in an industrial composting facility pursuant to ASTM D5338, representing 96.5% effective biodegradation in 6 months, which is a key element in D6400 testing (pending). Additional landfill biodegradation testing underway pursuant to ASTM D5511 standard.*

Verde

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TLGY

# Biodegradable While Being Competitive With Petroleum-Based Products

| | PolyEarthylene | PBAT | PE | PP |
|---|---|---|---|---|
| Tensile Strength[(1)] | Up to 5500 PSI | Up to 5500 PSI | Up to 3900 PSI | Up to 5800 PSI |
| Biodegradable | ✔ | ✖ | ✖ | ✖ |
| Compostable | ✔ | ✔ | ✖ | ✖ |
| Recyclable | ✔ | 1 GRADE | ✔ | ✔ |
| Cost | $1.5 – $1.8 per lb. | $2.0 - $2.5 per lb. | $0.4 - $1.0 per lb. | $0.8 - $1.2 per lb. |
| Applications | ▪ Durable packaging<br>▪ Consumer products<br>▪ Beauty product packaging<br>▪ Automotive | ▪ Home compostables<br>▪ Often blended with other plastics as an additive | ▪ Rigid containers, packaging film & plastic bags<br>▪ Wire & cable insulation | ▪ Consumer durable goods<br>▪ Automotive interiors<br>▪ Textiles |

✔ : Best-in-Class / Superior ✖ : Inferior / Not Meet Requirement

Petroleum based

- PolyEarthylene™ offers strength and mechanical properties that are consistent with its petroleum-based counterparts, plus an added benefit of a circular end-of-life.
- Although petroleum-based plastics do breakdown over the course of 150-1000 years (depending on the application), they will never biodegrade and end up as tiny fragments of microplastics, but the materials themselves will never return to nature. Tragically, these microplastics attract toxins and are then found in the food packaging, air systems, and consumer products. A recent study found that humans roughly consume and inhale more than 75,000 particles of plastics per year.
- We believe PolyEarthylene™ is an economically feasible and sustainable solution that has the potential to allow for true biodegradation and recyclability without losing optimal properties attributable to petroleum-based plastics, such as strength, temperature tolerance, stable shelf life, and a high processing range for durable goods production.

*Source: Verde / Expert Interviews, TLGY analysis*
*Note*
*1. PSI is a unit of pressure expressed in pounds of force per square inch of area.*

Verde 12

TLGY

# Potential Total Addressable Market (TAM) for PolyEarthylene™

*PolyEarthylene™ has the potential to serve up to half of the $600 billion global plastics market over the next 5 to 10 years*

- PolyEarthylene™ has a potential total addressable market (TAM) of **$300B**, based on its long-term development potential.
- The PolyEarthylene™ product range has be ability to be expanded to potentially include: 1) higher green PP content, which may expand its application to more heavy duty and durable end-use markets, 2) higher performance engineered blends, which may further expand PolyEarthylene's applications, and 3) other polymer base materials and blends.
- PolyEarthylene™ products have a current estimated TAM of **$100B**, while the bioplastics market is currently only $8B (less than 2% of the global plastics market).
- Current TAM is largely a segment of Polyethylene and Polypropylene market segments in which PolyEarthylene™ has the potential to be a viable option for environmentally friendly solution based on our assessment of product performance, pricing levels, and ESG drive.


$600B
Total Global Plastics Market
$300B
Medium to Long-Term Potential Total Addressable Market for PolyEarthylene Products
$100B
Current Estimated Total Addressable Market for PolyEarthylene Products

**600B Global Plastics Market**


Packaging ~36%
Construction ~20%
Medical Devices ~4%
Electricals & Electronics ~5%
Consumer Goods ~10%
Automotive ~15%

Verde

*Sources: Grand View Research, Expert Interviews, Verde, TLGY analysis*

13

Demonstrated Track Record of Progress and Innovation Poised for Exponential Growth FY20 • Began R&D on PolyEarthylene™, compounding formulations at OEM facilities and pilot industrial applications • Received FDA-Title 21 for food contact compliance opinion 1H22 • Completed construction of Fullerton facility • Began strategic supply discussions with Braskem 2Q25 projected • Continue build out capacity at Fullerton facility - 2 nd phase PEL capacity expand • Braskem expects to complete Green PP facility FY21 • Began construction of PolyEarthylene™ manufacturing facility in Fullerton, CA (50 million lb / 23k tons p.a.) • ASTM D5338 industrial compostability testing underway 2H22 • Commenced production at Fullerton facility • Commenced build out capacity at Fullerton facility, 1st phase PEL capacity of 50M lb p.a. by 2024 2Q26 projected • Continue build out capacity at Fullerton facility - 3 rd phase PEL capacity expand • Expect to build large volume facility in Midwest U.S. to further increase production capabilities Expect to secure both feedstock and capacity required to meet Yr 1 and Yr 2 forecasts Expansion Timeline • Braskem is a Brazilian petrochemical company ranked number 6 globally in resin production1 .. It is the largest player in the Latin America region and world’s leading green polyolefins producer, with 200K tons capacity. Braskem is a strategic supplier to Verde. Verde believes that an expanded partnership with Braskem will help establish PolyEarthylene™ as a highly scalable and economical alternative to mainstream plastics. • Verde is currently in discussions with, and expects to further partner with, other suppliers to develop localized supply chain across the Asia Pacific and Europe to further expand capacity. 14 High Volume Production Capacity Source: Braskem FY21 Annual Report / Verde Note: Year 1 represents the 12 month period from T minus six months (T-6) to T plus six months ( T+6), where T is the closing date. For example, if the Proposed Transaction were to close on December 31, 2023 then Year 1 would be between July 1, 2023 to June 30, 2024. PolyEarthylene™ Estimated Production Capacity Requirement (Million lb) Yr 1 Yr 2 Volume 6 35 - 47

TLGY

# Strong Customer Interests and Revenue Potential

- Verde is in various stages of product development and testing with Fortune 500 brands, plastics manufacturers, and plastics packaging players, few of whom have already started transition to production. Prospective customer sales pipeline is currently over $250 million in potential annual demand.
- Verde has announced a partnership with Vinmar America, a division of Vinmar International – a leading global distributor of plastics – which we believe will enable PolyEarthylene™ to accelerate its market penetration. The partnership has already generated over a dozen leads and initial orders with potential customers.

## Project Pipeline Examples

### Leading Irrigation Solutions Company

*Bio-based biodegradable resin for its dripper system that can withstand harsh outdoor environment, high water pressure and degrading in less than 9 months.*





### Global Credit Card Leader

*This global credit card leader issues over **5 billion credit cards** a year and is looking for a bio-based option to replace existing fossil based plastic cards.*


Printed with Air Ink
Biosourced material
Calculated with Åland Index

### Global Semiconductor Leader

*This global semiconductor leader is making a renewed push toward bio-based, biodegradable packaging, and related materials. Several projects underway for electrostatic dissipative injection moulding, thermoform, and blow film.*


PolyEarthylene
BIO-BASED
BIODEGRADABLE


Surface Resistivity - $10^9$ ohm/Sq.

Verde
15

Strategic Partnership Overview • Verde Biosresins and Vinmar Polymers America are proud to announce a strategic partnership that has the ability to expand the reach of Verde’s PolyEarthyleneTM product line, offering its innovation solution to an even wider range of customers. Expansive Market Opportunity • Vinmar America, a division of Vinmar International – a leading global distributor of plastics – will support the development and service of PolyEarthyleneTM. • Vinmar operates in North America, South America, Europe, and Asia, with a significant customer base in the packaging, automotive, construction, and consumer goods industries. • Partnering with Vinmar can potentially enable Verde to access a diverse range of potential customers from various industries, while also providing end-users with a true alternative to existing plastic products. • In the first few weeks, Vinmar has already generated concrete customer opportunities that are currently undergoing development. 16 Enhancing Customer Diversity – Strategic Partnership with Vinmar America + Sources: Verde, and Verde / VPA press release

TLGY

# Verde's leadership team with proven track-record

*Strong industry experience and deep technical capability*



**Brian Gordon**
*Chairman/President/COO*

- 20 years of experience as a C-level executive working with multi-nationals, VCs & PE backed organizations
- With roots in IBM and Merck & Co., Inc., Mr. Gordon served as CFO and/or COO of various hardware, software, learning and consumer products and services companies
- Extensive M&A, JV, licensing, leasing and capital raising transactions.



***Joseph Paolucci***
*CEO*

- 40 years of experience in Petrochemical Business Development, JV's, Market Development and Technical Sales.
- Extensive commodity & engineering resin experience (PP, PE, PS, SAN/ABS, PET, PMMA, PC, etc.)
- In-depth Value Chain Knowledge (Producers, Tollers, Convertor, Brand Owners, etc.).
- JV Experience & Management (Phillips Petroleum, Ineos, Groupo Idessa)



**Gary Metzger**
*Chief Sustainability Officer*

- Served as an executive at Amco International, Inc.(Ravago) and as President & CEO of Amco Plastics Materials, Inc (24 years in total)
- 40 years of PD, strategic planning, management and operational expertise to the polymer industry
- Spearheaded research and development for recycled and bio-based polymer applications



**Yvonne Soulliere**
*Director of Engineering/R&D*

- Oversees research & development and project engineering
- Previous experience in full-cycle product engineering, specializing in recyclable packaging
- Additional experience in model engineering, tooling development and quality control for mass manufacturing of cosmetics & personal care products



**Terry Retin**
*EVP, Sales*

- Over 15 years of leadership in global partnerships strategy
- Plays a critical role in shaping strategies for all customer engagement, conversion and retention programs
- Leverages competitive market data and robust network of industry partners to drive continued growth

- **Unique industry acumen** - Joe Paolucci, CEO, and Gary Metzger, CSO, together have extensive business development, technical, and compounding experience that are highly relevant to driving a wider industry adoption of bioplastics. In turn, making them uniquely equipped to support Verde and its Engineering/R&D team, which includes multiple qualified employees with PhD in relevant technical and engineering fields, in its efforts to craft effective solutions for the industry's complex challenges.
- TLGY is supporting Verde through the closing of the Proposed Transaction from its deep bench of executives and execution team members. Our advisor and an industry expert in plastics and biopolymers, Todd Rosin, has been engaged by Verde as a paid consultant to help with Asia business development. The deal execution team has been working with the Verde team in many aspects of the Proposed Transaction preparation.
- Jin-Goon Kim, founder of TLGY who has experience of leading large public company as CEO, will join the board as the new Chairman of the combined company

Verde 17

18 TLGY was formed to focus on growth companies through long-term, private equity style value creation in the biopharma and business-to-consumer (“B2C”) technology sectors Led by Jin-Goon Kim, a serial transformational CEO in industry leading public and private companies with an extensive track record of driving value creation through business transformations, and a former Partner and member of Asia Investment Review Committee at TPG Capital. • TLGY structure addresses what TLGY team believe are the root causes of today’s challenging SPAC market – inflated valuation and/or low quality of DeSPAC targets that increase cash redemption and reduce demand for PIPE and roll-over investments. • Key components of TLGY’s private equity style structure include: – Backing only what the TLGY team believes is a potentially disruptive business with high growth potential as the foundation for a successful medium to long-term investment – Lower entry valuation in exchange for offering potentially much higher valuation that is realized later based on performance earnouts with high IRR hurdles and growth targets – Innovative combination of “non-detachable warrant” and “pre-emptive warrant conversion” - mechanisms that, when used in combination and enhanced by PIPE, are designed to provide incentives to encourage roll-over investments before closing of the Proposed Transaction and serve as a growing counterweight to redemption pressures as redemptions increase (i.e., the same pool of warrants / converted common is given to a shrinking group of non-redeeming shareholders). • A team of executives, advisors, and investors with proven track record of building and running technology and consumer market leaders provide value-added guidance and support for building industry leading businesses, including strategy and execution, regional expansion with access to markets and partners, and capital market expertise to offer a superior path to US listing, as needed. • Jin-Goon will join the combined company as the Chairman of the board. Jin-Goon Kim Founder, Chairman and CEO ◼ The Proposed Transaction is being co-led by Steven Norman, Co-President (Technology) & CFO for TLGY. ◼ Mr. Norman has over 25 years of technology industry experience with a proven track record of driving business growth. ◼ Former member of Asia Pacific Executive Team at Dell, Asia Pacific Managing Director for Targus, and enterprise sales expert ◼ 20+ years of experience in private equity and as CEO, leading public and private companies and driving outsized returns and large capital deployment ◼ Former Partner at TPG Capital ◼ Over $40 Billion in shareholder value creation across multiple companies, including #1 auto platform, leading China sportswear brand, and Dell Korea ◼ Awarded TPG CEO award and Man of the Year, Most Innovative Business Model, and Dealership of the Year awards by top Chinese Media and industry associations Steven Norman President & CFO TLGY Acquisition Corp (TLGY) Introduction

TLGY

# TLGY Value-Add: Product Due Diligence, Market Validation, and Business Development

**Product Testing and Market Validation**

- TLGY advisor conducted:
  - On-site testing and development in advanced applications (blown film, and extrusion coating)
  - Validation of value proposition with Asia distributors and prospective customers
  - Validation of value proposition with key participants at an industry conference
- Confirmation of PolyEarthylene's superior value proposition across the four key criteria:
  1) **Environmental** (sustainability and "end-of-life" performance)
  2) **Cost** (sufficiently competitive to replace current polymers)
  3) **Manufacturing / Processing** ("drop-in" with minimum adjustment to the existing set up)
  4) **Applications** (desirable physical properties)

**Business Development**

- Business development focused on prospective customers in Asia Pacific, focused on Korea, Thailand, Singapore and Malaysia.
- Developed a sizeable pipeline of interested potential customers within weeks, including discussions with end users, convertors and distributors.
- Applications include fashion garment bags, e-commerce mailers, trays, bowls, injection molded components, extrusion coating onto kraft paper for packaging (pet food bags, vegetable/fish boxes liners and processed food packaging)
- A purchase order from a Korean distributor

**On-site testing of PolyEarthylene™ in a factory in Asia that TLGY has independently sourced**

**1. Extrusion Coating Development Program**

PolyEarthylene initial start up



PolyEarthylene extruded onto kraft paper



PolyEarthylene adhesion to kraft paper



PolyEarthylene extruded onto kraft paper



**2. Blown Film Development Program**

Fashion garment bag transparency



Color master batch sample



Verde™ 19

Third Party Product Testing to Production Run and Commercialization Video of sample testing in February PolyEarthylene™ “drop in” to blown film production without engineering supervision Video of blown film production in May PolyEarthylene™ gusseted bags being run at Jazzle smoothly and without the issues typically associated with many of the existing bioplastics solutions Jazzle garment bag Currently being evaluated by their various fashion brand customers • PolyEarthyleneTM sample was tested by Jazzle (a Korean converter / distributor focused on bio plastics) in February 2023 as a part of TLGY due diligence. • Jazzle received their first truckload order of production grade PolyEarthyleneTM in May 2023, which they have used in their blown film production facilities to produce garment bag samples that they are currently marketing to their fashion brand customers. 20

Key Industry Player Very Positive About PolyEarthyleneTM Interview with Head of Sustainability for leading global distributor of plastics confirmed unique advantages and strong interest from end users for PolyEarthyleneTM. Summary of due diligence interview with Business Manager and Head of Sustainability from leading global distributor of plastics (“distributor”), on April 24, 2023. As a globally recognized leader in the plastics industry, the distributor has a presence in over 100 countries and strong track record of delivering high-quality products and services to customers globally. The distributor works closely with its customers to deliver customized solutions that meet the stringent requirements, with a large customer base operating in the packaging, consumer goods construction, automotive, and other industries. The distributor is committed to promoting sustainable practices throughout its operations and supply chain, and it actively seeks out products and suppliers that align with its sustainability and recyclability goals. They have reviewed testing for PolyEarthyleneTM and concluded they are very satisfied with Verde’s PolyEathyleneTM, particular on the following merits: • High bio content and biodegradability • Fully recyclable and highly compatible with kerbside recycling system • Manufacturing friendly as “drop-in” ready, easy to process with limited wastage The distributor has evaluated many other materials over the years and has found most alternatives to have significant drawbacks. Some of the specific challenges include: • PLA is brittle and expensive, not kerbside recyclable, not really compostable, leaks and seams in many applications. It cost around $2.5-4/lb compared to PolyEarthyleneTM at ~$1.8 / lb. • Other alternatives are even more expensive and have a higher scrap rate which increases cost further. • Most alternatives cannot be drop-in to current plastics manufacturing processes, making the transition to sustainable materials more difficult and costly. PolyEarthyleneTM has proven to drop-in to existing processes seamlessly since it is a PE and acts like any other PE material. • Many alternatives have complex composition which results in higher separation costs if trying to recycle. • Recycled materials have inconsistent quality and often cost more than virgin plastic. The distributor’s sales team is actively promoting PolyEarthyleneTM to its customers. Since March 2023, the distributor has identified 26 prospective customers in industries such as cosmetics and catering with strong interest in product in various applications, including general packaging and injection molding for straws and utensils. 10 of these prospective customers have received samples for conducting lab test and/or other trial runs. 21

TLGY

# Financial Forecast (Verde's Standalone P&L)

*Basis for the Financial Forecast for the First Two Years:*

| | Financial Forecast ($ M) ("Yr" pegged to the time of transaction closing)* | | | | Analysis and Highlights |
|---|---|---|---|---|---|
| | Yr 1 | H1 | H2 | Yr 2 | |
| **Revenue** | 11.5 | 1.1 | 10.4 | 60.0 – 80.0<br>• Subject to raising expansion capital of at least $15M by the beginning of Yr 1 H2 (i.e., at the closing of the Proposed Transaction) | • Analysis of the sales pipeline and best estimates of projected volumes and project commencement dates in arriving at the revenue forecast.<br>• Need to raise at least $15 million in net proceeds to expand current capacity beyond a monthly sales cap of $5 - $7 million. Hence, the Yr 2 forecast is subject to adjustment based on this monthly cap if capacity expansion is delayed due to lack of capital.<br>• Forecast is supported by current pipeline of prospective customer sales of over $250 million (~$150M after TLGY adjustment), which we believe will continue to grow. Expected projects with these potential customers, which include Fortune 500 corporations, multinational plastic players and packaging companies, are at various stages of product development.<br>• Since March 2023, Verde has received initial purchase orders and written commitments from >10 large customers, including leading sports league and plastic chain market leader.<br>• We conducted various potential customer interviews to assess the progress of development projects and their intention to move forward with PolyEarthlyene™.<br>• We conducted commercial and technical due diligence that includes on-site product testing, validation of near-term commercialization potential, verification of product performance, pricing, and customer interest, and trial business development through our own industry network.<br>• Recently announced partnership with Vinmar America, a leading global distributor of plastics, will enable Vinmar to promote PolyEarthylene™ to Vinmar's customers; concrete customer traction with few dozen leads / initial orders already generated just in the first few months. |
| **Gross Profit**<br>*Gross Margin (%)* | 5.1<br>*44.4%* | 0.5<br>*44.4%* | 4.6<br>*44.4%* | 28.8 - 38.4<br>*48.0%* | • Price analysis on commodity plastics and alternatives to verify that PolyEarthylene™ is competitively priced at $1.80 per lb (expect to reach $1.50 per lb at scale)<br>• A cost analysis of key material costs were provided by the management, as a support for the margin forecast. These materials include GreenPE, regular PE, starches, calcium carbonate and other additives.<br>• Analysis of labor cost assumptions (~10% of total product cost). |
| **EBITDA**<br>*EBITDA Margin (%)* | -3.3<br>*NM* | -2.6<br>*NM* | -0.7<br>*NM* | 9.0 - 15.8<br>*15% - 20%* | • Expected solid profitability from Yr 2 due to strong margins and relatively low costs of operation.<br>• Profitability expected to increase as volume increases and expenses scale. |

Note: The financial forecast is dependent on the closing date of the Proposed transaction ("T") due to capital requirement. Therefore, in above Year 1 represents the 12 month period from T minus six months (T-6) to T plus six months (T+6), where T is the closing date of the Proposed Transaction. Yr 2 from T plus six months (T+6) to T plus eighteen months (T+18) For example, if the Proposed Transaction were to close on December 31, 2023 then Year 1 would be between July 1, 2023 to June 30, 2024.

Verde™ 22

# Indicative Transaction Overview

TLGY

## Estimated Sources & Uses

| Sources | ($M) |
|---|---|
| Cash Held in Trust | 78 |
| Verde Shareholder Equity Rollover | 365 |
| **Total Sources of Funds** | **$443M** |

| Uses | ($M) |
|---|---|
| Equity Issued to Verde | 365 |
| Estimated Transaction Fees | 15 |
| Remaining Cash (Balance Sheet) | 63 |
| **Total Uses of Funds** | **$443M** |

## Illustrative Pro Forma Valuation (post-money)

| | |
|---|---|
| Verde Share Price | $10 |
| Shares outstanding (M)[2] | 50 |
| **Pro Forma Equity Value** | **$496M** |
| Existing Net Debt | - |
| (-) Net Cash to Balance Sheet | (63) |
| **Pro Forma Enterprise Value** | **$433M** |

## Illustrative Pro Forma Capitalization

- Expected pro forma enterprise value ("EV") of ~$433M at closing.
- 49,568,182 outstanding shares at closing, includes 36,500,000 common shares held by Verde, 7,318,182 by TLGY public shareholders and 5,750,000 Class B shares.
- Sponsor has agreed to transfer up to 10% of Private Warrants to Verde management and forfeit all of its remaining Private Warrants at Closing in exchange for potential future share grants based on stock price performance and achieving target cash requirement.

## Illustrative Pro Forma Ownership[1]


Sponsor
$5.75m
(11.6%)
TLGY Public Shareholder
$73.2m
(14.8%)
$496M
Pro Forma Equity Value
Verde
$365m
(73.6%)

*Notes:*

*1.1 Assumes no redemptions by TLGY public shareholders.*

*1.2 Public Shareholder Ownership includes 7,318,182 Common Shares, it excludes 11,500,000 detachable public warrants and 5,750,000 non-detachable public warrants. The non-detachable public warrants holders are expected to have the right to convert 5,750,000 at 5:1 warrant units to common share ratio at closing.*

*1.3 Sponsor ownership excludes 2,750,000 additional common shares to be granted within 4 years from Closing based on achieving the target cash requirement.*

*1.4 If the combined company's stock price achieves an IRR of 35% over a 5-year horizon, Verde receives up to an additional 36,500,000 shares and the sponsor an additional 3,000,000 shares.*

Verde
23

TLGY

# Considerations for Indicative Valuation Ranges for Verde

*Provided that Verde realizes its financial potential, we believe that the DeSPAC valuation is fair*

## Public Company Trading Comparables: EV / Revenues and EV / EBITDA Multiples

| | | | LTM | | 2024E | | | 2025E | | | 2024E | | 2025E | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| # | Company Name | Enterprise Value (EV)[1] | Revenue | EBITDA | Revenue | EBITDA | EBITDA (%) | Revenue | EBITDA | EBITDA (%) | EV/Revenue | EV/EBITDA | EV/Revenue | EV/EBITDA |
| 1 | PureCycle Technologies, Inc. | 1,394 | - | (80) | 109 | 14 | *13%* | 305 | 102 | *34%* | 12.78x | NM | 4.58x | 13.63x |
| 2 | Danimer Scientific, Inc. | 623 | 50 | (102) | 173 | (11) | *-6%* | 351 | 28 | *8%* | 3.59x | NM | 1.77x | 22.16x |
| 3 | Origin Materials, Inc. | 401 | 2 | (43) | 110 | (56) | *-51%* | 276 | 20 | *7%* | 3.66x | NM | 1.45x | 20.15x |
| | | | | | | | | | | **Median** | **3.66x** | **NA** | **1.77x** | **20.15x** |
| | | | | | | | | | | **Mean** | **6.68x** | **NA** | **2.60x** | **18.65x** |

## Valuation Ranges Based on Y2 Forecast and MT / Y3 Opportunities of Verde and Current Industry Trading Multiples[2]

| Valuation Metrics (Mean/ Median) | Verde Revenue / EBITDA Estimates or Opportunities[3] | Peer Comp Multiple (Median - Mean) | Implied Reasonable EV Valuation Ranges for Verde |
|---|---|---|---|
| **Y2 Revenue** | $60-$80M | 3.66x – 6.68x | ~$250M to ~$500M |
| **Y3 Revenue** | ~$200M | 1.77x – 2.60x | ~$350M to ~$500M |
| **Y3 EBITDA[4]** | ~$50M | 18.65x – 20.15x | Up to $1B |

- Verde's financial outlook and three sets of current industry trading multiples can potentially support an indicative enterprise value range between $300M and $700M.
- Verde's EV could arguably command a premium if it can successfully become one of the first scalable, fully commercialized, superior solutions that we believe it has a reasonable chance to achieve.
- Verde's potentially superior EBITDA profile in the medium to long term arguably suggests a higher valuation potential.
- Hence, Verde's pre-money EV of $365M (pro forma EV of $433M) could arguably represent a fair value or even a discount to what we believe could be its potential indicative valuation range of $400M to $800M if it were to successfully realize its growth and profitability aspirations.

*Source: RocSearch 'Analysis, as of Jun 12, 2023*

*1. Enterprise value based on 30-Day VWAP.*
*2. Valuation is based on FY24 and FY25 Revenue and EBITDA multiples.*
*3. Based on financial forecast for Yr 1 and Yr 2 and mid-term estimates for Yr 3.*
*4. Significantly higher implied valuation of Verde based on EBITDA multiple is by virtue of its superior profit potential (much higher EBITDA %)*

Verde™

24

TLGY

# Non-redeeming Shareholder Scenarios Based on Redemptions

*Potentially higher common shareholding for non-redeeming shareholders as redemption rates increase*

| **Redemptions (% of total trust cash)** | **0%** | **50%** | **75%** | **80%** | **90%** | **95%** |
|---|---|---|---|---|---|---|
| **Total Common Shares & Warrants of Public Shareholders** | | | | | | |
| Number of TLGY Common Shares Post-Redemption | 7,318,182 | 3,659,091 | 1,829,546 | 1,463,636 | 731,818 | 365,909 |
| Number of TLGY Detachable Public Warrants | 11,500,000 | 11,500,000 | 11,500,000 | 11,500,000 | 11,500,000 | 11,500,000 |
| Number of TLGY Non-Detachable Public Warrants | 5,750,000 | 5,750,000 | 5,750,000 | 5,750,000 | 5,750,000 | 5,750,000 |
| **Economics Per One Common Share held by Non-Redeemed Public Shareholders** *(Excluding 0.5 detachable warrant, which does not have a right for the warrant holder to be converted to Common Shares at DeSPAC)* | | | | | | |
| One Common Share | 1.00 | 1.00 | 1.00 | 1.00 | 1.00 | 1.00 |
| Number of TLGY Non-Detachable Public Warrants per One Common Share | 0.79 | 1.57 | 3.14 | 3.93 | 7.86 | 15.71 |
| **Preemptive Warrant Conversion:** The non-redeeming public shareholders are expected to be given a right to convert the Non-Detachable Public Warrants to Common Shares at a ratio of 5 to 1 | | | | | | |
| Warrant to Common Share Conversion Ratio of Non-Detachable Warrants at Closing | 5.0x | 5.0x | 5.0x | 5.0x | 5.0x | 5.0x |
| Number of Common Shares Converted from Non-Detachable Warrants at Closing | 0.16 | 0.31 | 0.63 | 0.79 | 1.57 | 3.14 |
| **Total Implied Total Common Shares for Each Unredeemed Common Share Post-DeSPAC** (Conversion to be rounded off to whole units) | **1.16** | **1.31** | **1.63** | **1.79** | **2.57** | **4.14** |
| **Indicative Value of One Unredeemed Common Share Post-DeSPAC** (***at $10.9/share***[1]; *currently trading between $10.6 and $10.7)* | **$12.6** | **$14.4** | **$17.8** | **$19.5** | **$28.0** | **$45.1** |

Verde

*Note 1: Trading price for a common share close to closing (also close to redemption date) is likely to be around or higher than the redeeming value of trust cash at closing, which is expected to be around $10.9 per share by the end of Q4; trading between $10.55 and $10.75 per share in May and June MTD.*

25

TLGY

# TLGY Warrant Structure Designed to Help Mitigate Redemption

***Implied Upside For One Non-Redeeming Common Share Post-DeSPAC***
***(Net of the transaction common price of $10/share)***


$20.0
$10.0
$0.0
**Upside for not redeeming as downside protection:** provided that the transaction is not perceived to be highly overpriced or per share price is not expected to drop sharply, redemption is expected to be mitigated at higher rates.
$14.1
$7.8
$4.4
$2.6
Upside for not redeeming (assuming common value at $10.9/share)
Redemption value: ~$0.9
Unredeemed Trust Cash
$80M
$40M
$20M
$10M
Implied Redemption (% of total trust cash)
0%
50%
75%
87%
Implied Additional Value of One Unredeemed Common Share Post-DeSPAC

- TLGY's pooling structure is designed to create an expectation of escalating value for not redeeming common just as expectation for redemption reaches high percentages.
- With resized trust cash of $80M[1], expectation for potential upside for not redeeming can start at $1.6[2] and escalate as expectation for redemption rises further (even beyond $10/share), potentially acting as a counterbalance.
- If $40M is unredeemed, for example, non-redeeming investors are expected to do better than redeeming at $10.9 provided that the post-closing price is above $8.3/share (1.31 shares x $8.3 = $10.9).
- If only $10M is unredeemed, non-redeeming investors are expected to do better above per share price of $4.8 and have an escalating upside above $4.8.
- Provided that the Proposed Transaction is perceived to be fairly priced at $10.9/share, the expectations of meaningful downside protection and higher upside could provide certain counterbalance to redemption pressures.

| **Trust Cash After Redemption** | **$80M[1]** | **$40M** | **$20M** |
|---|---|---|---|
| *Implied Redemptions* | *0%* | *50%* | *75%* |
| **Common Shares & Warrants of TLGY Public Shareholders post Redemption** | | | |
| Common Shares Post Redemption | 7.3M | 3.7M | 1.8M |
| Non-Detachable Public Warrants | 5.75M | 5.75M | 5.75M |
| **Economics Per One Common Share for Unredeemed Shares** | | | |
| One Common Share | 1.00 | 1.00 | 1.00 |
| TLGY Non-Detachable Public Warrants per One Common Share | 0.79 | 1.57 | 3.14 |
| **Preemptive Warrant Conversion:** The non-redeeming public shareholders have a right to convert the non-detachable warrants to common shares at a ratio of 5 to 1 | | | |
| # of Common Shares Converted from Non-Detachable Warrants at Closing | 0.16 | 0.31 | 0.63 |
| **Total Implied Shares of One Unredeemed Common Share** | **1.16** | **1.31** | **1.63** |
| **Implied Value of One Unredeemed Common Share Post-DeSPAC[2]** **(Assuming $10.9 per share for Common)** | **$12.6** | **$14.4** | **$17.8** |

*Note 1: The SPAC size at Closing is estimated to be $80M to simplify calculations; actual amount is expected to be around $78M in Q2 and around $80M by Q4 of 2023 (7.318M shares)*
*2: Trading price for a common share close to closing (also close to redemption date) is likely to be around or higher than the redeeming value of trust cash at closing, which is expected to be around $10.9 per share by the end of Q4; trading between $10.55 and $10.75 per share in May and June MTD.*

Verde™

26

Verde’s business is subject to numerous risks, including but not limited to the following: • Verde is an early-stage company with a history of losses, and its future profitability is uncertain. • To date, Verde has not generated any revenues from product sales. • Verde’s operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of its control. • Verde’s business is not diversified. • Verde may be unable to manage growth effectively. • Verde will need to secure additional funding and may be unable to raise additional capital on favorable terms, if at all. • Changes in tax laws may adversely affect Verde or its investors. • Construction of Verde’s manufacturing facilities may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of Verde’s manufacturing facilities could severely impact its business, financial condition, results of operations and prospects. • Initially, Verde will rely on a single facility for all of its operations. • Verde may be delayed in or unable to procure necessary capital equipment. • Verde has not produced its products in commercial quantities. • Verde expects to rely on a limited number of customers for a significant portion of its near-term revenue. • Verde may be unable to obtain certifications required by its prospective customers. • Verde’s products may not achieve market success. If Verde’s products do not achieve market success, it may be unable to generate significant revenues, if at all. • Verde faces and will face substantial competition. • Verde produces biopolymer products from raw materials, including renewable resources, whose pricing and availability may be impacted by factors out of its control. Increases or fluctuations in the costs of Verde’s raw materials may affect its cost structure. • Verde’s success will be influenced by the price of petroleum relative to the price of bio-based feedstocks. • The failure of Verde’s raw material suppliers to perform their obligations under supply agreements, or Verde’s inability to replace or renew these agreements when they expire, could increase Verde’s cost for these materials, interrupt production or otherwise adversely affect its results of operations. 27 Risk Factors Related to Verde

• Maintenance, expansion and refurbishment of Verde’s facilities, the construction of new facilities and the development and implementation of new manufacturing processes involve significant risks. • Verde may not be successful in finding future strategic partners for continuing development of additional feedstock opportunities or tolling and downstream conversion of Verde’s products. • Verde may rely heavily on future collaborative and supply chain partners. • Compliance with extension environmental, health and safety laws could require material expenditures, changes in Verde’s operations or site remediation. • Verde’s operating plan may require it to source feedstock and supplies internationally, and foreign currency exchange rate fluctuations and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect Verde’s business, financial condition, results of operations and prospects. • Verde’s business could suffer form negative publicity and other adverse consequences with recent civil and criminal charges brought against Terren Peizer, Verde’s former Executive Chairman; and Founder and Chairman of Humanitario Capital, LLC. Verde’s largest stockholder, by the Securities Exchange Commission and the United States Department of Justice. • From time to time, Verde may be involved in litigation, regulatory actions or government investigations and inquiries, which could have an adverse impact on Verde’s profitability and consolidated financial position. • If Verde experiences a significant disruption in its information technology systems, including security breaches, or if it fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected. • Verde may not be able to protect adequately its intellectual property assets, which could adversely affect its competitive position and reduce the value of its products, and litigation to protect its intellectual property could be costly. • Third parties may claim that Verde infringes on their proprietary rights and may prevent Verde from commercializing and selling its products. • Verde relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could limit its ability to compete. • Verde’s management has limited experience operating as a public company. • Verde depends on its teams, and Verde’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees. • If the Proposed Transaction’s benefits do not meet the expectations of investors or securities analysts or for other reasons the market price of TLGY’s securities or, following the Proposed Transaction, the combined company’s securities, may decline. • If, following the Proposed Transaction, securities or industry analysts do not public research or reports about the combined company, or if they issue unfavorable or inaccurate research regarding its business, its share price and trading volume could decline. • Following the Proposed Transaction, the combined company will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to new compliance initiatives and corporate governance practices. 28 Additional Risk Factors Related to Verde (continue)

TLGY is subject to numerous risks, including but not limited to: • TLGY’s Initial Shareholders have entered into the Acquiror Support Agreement with TLGY and Verde to vote in favor of the Transaction, regardless of how TLGY’s public shareholders vote. • Neither the TLGY Board nor any committee thereof obtained a third-party valuation or fairness opinion in determining whether or not to pursue the Transaction. • Since TLGY’s Initial Shareholders, directors and executive officers have interests that are different, or in addition to (and which may conflict with), the interests of its shareholders, a conflict of interest may have existed in determining whether the Transaction with Verde is appropriate as TLGY’s initial business combination. Such interests include that TLGY’s Initial Shareholders, directors and executive officers, will lose their entire investment in TLGY if the initial business combination is not completed. • If the conditions to closing contained in the Merger Agreement are not met or waived, the Transaction may not occur. TLGY may change or waive one or more of the terms of, or conditions to, the Transaction, and the exercise of TLGY’s directors’ and executive officers’ discretion in agreeing to such changes may result in a conflict of interest when determining whether such changes to the terms of the Transaction or waivers of conditions are appropriate and in TLGY’sshareholders’ best interest. • TLGY will not have any right to make damage claims against Verde for the breach of any representation, warranty or covenant made by Verde in the Merger Agreement. • The consummation of the Transaction is subject to compliance with the HSR Act, and, if certain conditions are not satisfied or waived, the Transaction may not be completed. • The Transaction may be completed even though material adverse effects may result from the announcement of the Transaction, industry-wide changes and other causes. • The merged company after the closing of the Transaction with Verde (“Verde PubCo”) may issue additional shares of Verde PubCo Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depressthe market price of your shares. • Verde’s financial forecasts, which were presented to the TLGY Board and are included in this proxy statement/prospectus, may not prove accurate. • The Sponsor is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event an initial business combination is not consummated. The Sponsor has also agreed to pay for any liquidation expenses if an initial business combination is not consummated. Such liability may have influenced the Sponsor’s decision to pursue the Transaction. • TLGY and Verde have incurred and expect to incur significant transaction costs in connection with the Transaction. • Past performance by TLGY and by its management team may not be indicative of future performance of an investment in TLGY or Verde PubCo. • The loss of any member or change in structure of Verde’s senior management team could adversely affect its business. • TLGY’s Existing Governing Documents waive the doctrine of corporate opportunity. 29 Key Risks Related to the Transaction and TLGY

TLGY is subject to numerous risks, including but not limited to: • Activities taken by existing TLGY shareholders to increase the likelihood of approval of the Transaction Proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on TLGY’s securities. • Because Verde is not conducting an underwritten public offering of its securities, no underwriter has conducted due diligence of Verde’s business, operations or financial condition or reviewed the disclosure in this proxy statement/prospectus. • The SEC has recently issued proposed rules relating to certain activities of SPACs. Certain of the procedures that TLGY, a potential business combination target, or others may determine to undertake in connection with such proposals may increase TLGY’s costs and the time needed to complete its initial business combination and may constrain the circumstances under which TLGY could complete an initial business combination. The need for compliance with the SPAC Rule Proposals may cause us to liquidate the funds in the Trust Account or liquidate the Company at an earlier time than we might otherwise choose. • If we are deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate the Company. • Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect TLGY’s business, including its ability to negotiate and complete its initial business combination, and results of operations. • To mitigate the risk that TLGY might be deemed to be an investment company for purposes of the Investment Company Act, TLGY may, at any time, instruct the trustee to liquidate the securities held in the Trust Account and instead instruct the trustee to hold the funds in the Trust Account in cash until the earlier of the consummation of TLGY’s initial business combination or its liquidation. As a result, following the liquidation of securities in the Trust Account, TLGY would likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount the public shareholders would receive upon any redemption or liquidation of the Company. • Subsequent to the consummation of the Business Combination, Verde PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the share price of its securities, which could cause you to lose some or all of your investment. • TLGY may be targeted by securities actions and derivative suits that could result in substantial costs and may delay or prevent the consummation of the Transaction. • TLGY’s independent registered public accounting firm’s report for TLGY contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.” • Verde PubCo will incur increased costs as a result of being a public company. • TLGY’s shareholders who do not redeem their public shares will have a reduced ownership and voting interest after the Transaction and will exercise less influence over management. • Verde PubCo’s future success depends in part on recruiting and retaining key personnel. The loss of key personnel or the hiring of ineffective personnel after the Transaction could negatively impact the operations and profitability of Verde PubCo. 30 Key Risks Related to the Transaction and TLGY (continue)

TLGY is subject to numerous risks, including but not limited to: • The unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what Verde PubCo’s actual financial position or results of operations would have been. • The ability of TLGY’s public shareholders to exercise redemption rights with respect to a large number of its public shares may not allow it to complete the Transaction or optimize the capital structure of Verde PubCo and may increase the probability that the Transaction would be unsuccessful and that you will have to wait for liquidation in order to redeem your shares. • TLGY’s Initial Shareholders, as well as Verde, TLGY’s directors, executive officers, advisors and their respective affiliates may elect to purchase public shares prior to the consummation of the Transaction, which may influence the vote on the Transaction and reduce the public “float” of its Class A ordinary shares. • If our Initial Shareholders, officers, directors or their affiliates elect to purchase public shares from public shareholders, such purchases may affect the market price of TLGY’ssecurities. • If third parties bring claims against TLGY, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price in its initial public offering). • TLGY’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the public stockholders. • TLGY may not have sufficient funds to satisfy indemnification claims of its directors and executive officers. • In the event TLGY distributes the proceeds in the Trust Account to its public shareholders and subsequently files a bankruptcy petition or an involuntary bankruptcy petition is filed against TLGY that is not dismissed, a bankruptcy court may seek to recover such proceeds, and TLGY and the TLGY Board may be exposed to claims of punitive damages. • If, before distributing the proceeds in the Trust Account to TLGY’s public shareholders, TLGY files a bankruptcy petition or an involuntary bankruptcy petition is filed against TLGY that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders and the per share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced. • TLGY’s shareholders may be held liable for claims by third parties against TLGY to the extent of distributions received by them upon redemption of their shares. • TLGY is and Verde PubCo will be an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if Verde PubCo takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies. • Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for TLGY to effectuate the Transaction, require substantial financial and management resources and increase the time and costs of completing a business combination. • A significant portion of TLGY’s total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Verde PubCo Common Stock to drop significantly, even if Verde PubCo’s business is doing well. 31 Key Risks Related to the Transaction and TLGY (continue)

TLGY is subject to numerous risks, including but not limited to: • Verde PubCo’s directors, executive officers and principal stockholders will continue to have substantial control over Verde PubCo’s company after the consummation of the Transaction, which could limit Verde PubCo’s ability to influence the outcome of key transactions, including a change of control. • Humanitario Capital, LLC., Verde’s principal stockholder, beneficially owns greater than 50% of Verde’s outstanding shares of common stock and is expected to own greater than 50% of Verde PubCo Common Stock following the consummation of the Transaction which will cause Verde PubCo to be deemed a “controlled company” under the rules of Nasdaq. • The public shareholders may experience immediate dilution as a consequence of the issuance of Verde PubCo Common Stock as consideration in the Transaction. • Warrants will become exercisable for Verde PubCo Common Stock, which, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders. • Even if the Transaction is consummated the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. • Verde PubCo may redeem a warrant holder’s unexpired warrants prior to their exercise at a time that may be disadvantageous to such warrant holder, thereby making its warrants worthless. • A warrant holder may only be able to exercise its public warrants on a “cashless basis” under certain circumstances, and if a warrant holder does so, such warrant holder will receive fewer Verde PubCo Common Stock from such exercise than if a warrant holder were to exercise such warrants for cash. • Even if we consummate the Transaction, there can be no assurance that our public warrants will be in the money at the time they become exercisable, and they may expire worthless. • If you elect to exercise your redemption rights with respect to your Class A ordinary shares, you will be deemed to have tendered your contingent right to receive distributable redeemable warrants for no additional consideration, and as a result, will not receive any distributable redeemable warrants in respect of such redeemed public shares. • If the amount of Class A ordinary shares redeemed by shareholders is low, shareholders who choose not to redeem their shares may only receive a small amount of distributable redeemable warrants. • TLGY’s warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with TLGY. • Nasdaq may not list Verde PubCo’s securities on its exchange, which could limit investors’ ability to make transactions in Verde PubCo’s securities and subject Verde PubCo to additional trading restrictions. • An active, liquid trading market for Verde PubCo’s securities may not develop, which may limit your ability to sell such securities. 32 Key Risks Related to the Transaction and TLGY (continue)

TLGY is subject to numerous risks, including but not limited to: • Reports published by analysts, including projections in those reports that differ from Verde PubCo’s actual results, could adversely affect the price and trading volume of its common shares. • Verde PubCo may fail to meet Verde PubCo’s publicly announced guidance or other expectations about Verde PubCo’s business, which would cause Verde PubCo’s stock price to decline. • Verde PubCo does not intend to pay cash dividends for the foreseeable future. • Because Verde PubCo does not anticipate paying any cash dividends on its capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain. • TLGY is subject to, and Verde PubCo will be subject to, changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both TLGY’s costs and the risk of non-compliance and will increase both Verde PubCo’s costs and the risk of non-compliance. • During the pendency of the Transaction, TLGY will not be able to solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, or enter into a Transaction with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement. • Recent increases in inflation and interest rates in the United States and elsewhere could make it more difficult for TLGY to consummate the Transaction. • Military conflict in Ukraine or elsewhere may lead to increased volatility for publicly traded securities, which could make it more difficult for us to consummate an initial business combination. • Verde PubCo’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause Verde PubCo to incur significant expense, hinder execution of business and growth strategy and impact its stock price. • Verde PubCo will need, but may be unable to obtain, funding following the consummation of the Transaction on satisfactory terms, which could dilute Verde PubCo’s stockholders and investors, or impose burdensome financial restrictions on its business. 33 Key Risks Related to the Transaction and TLGY (continue)

Risks Related to the Domestication • The Domestication may result in adverse tax consequences for holders of TLGY Class A Ordinary Shares and TLGY public warrants, including holders exercising their redemption rights with respect to the TLGY Common Stock (such term to be used throughout this section “Risks Related to the Domestication” as such term is used in the section entitled “Material U.S. Federal Income Tax Considerations”). • Verde PubCo could be subject to changes in tax rates or the adoption of new tax legislation, whether in or out of the United States, or could otherwise have exposure to additional tax liabilities, which could harm its business. • Upon consummation of the Transaction, the rights of holders of Verde PubCo Common Stock arising under the DGCL as well as the Proposed Governing Documents will differ from and may be less favorable to the rights of holders of public shares arising under Cayman Islands Companies Law as well as the Existing Governing Documents. • Delaware law and Verde PubCo’s Proposed Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable. • Verde PubCo’s Proposed Charter will designate the Delaware Court of Chancery or the United States federal district courts as the sole and exclusive forum for substantially all disputes between Verde PubCo and its stockholders, which could limit Verde PubCo’s stockholders’ ability to obtain a favorable judicial forum for disputes with Verde PubCo or its directors, officers, stockholders, employees or agents. • The Proposed Charter provides for indemnification of officers and directors of Verde PubCo at Verde PubCo’s expense, which may result in a significant cost to Verde PubCo and hurt the interests of its stockholders because corporate resources may be expended for the benefit of officers and/or directors. 34 Key Risks Related to the Transaction and TLGY (continue)

Risks Related to the Redemption • Public shareholders who wish to redeem their public shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account. • If a public shareholder fails to receive notice of TLGY’s offer to redeem public shares in connection with the Transaction, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed. • TLGY does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for TLGY to complete the Transaction even though a substantial majority of TLGY’s public shareholders having redeemed their shares. • If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the public shares. • There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position. • The securities in which TLGY invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share. • U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. In addition, because the Domestication will occur prior to the redemption, if you exercise the redemption rights, you will be subject to the potential tax consequences of the Domestication as well. • A new 1% U.S. federal excise tax may be imposed on Verde PubCo in connection with the redemption of Verde PubCo Common Stock in connection with the Transaction. 35 Key Risks Related to the Transaction and TLGY (continue)

Risks if the Adjournment Proposal is Not Approved • If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Transaction and the Domestication, the TLGY Board will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Transaction will not be approved, and, therefore, the Transaction may not be consummated. Risks if the Domestication and the Transaction are not Consummated • We cannot assure you that we will be able to complete the Transaction or any other business combination prior to April 3, 2023, the date by which we are required to complete a business combination or be forced to liquidate. • If TLGY is not able to complete the Transaction with Verde nor able to complete another business combination by April 3, 2023, in each case, as such date may be extended pursuant to its Existing Governing Documents, TLGY would cease all operations except for the purpose of winding up and TLGY would redeem its public shares and liquidate the Trust Account, in which case TLGY’s public shareholders may only receive approximately $10.00 per share and TLGY’s warrants will expire worthless. • Unlike other blank check companies, TLGY may extend the time to complete an initial business combination by up to nine months for paid extension. However, the Sponsor may decide not to extend the time for TLGY to complete an initial business combination. • You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or public warrants, potentially at a loss. • If TLGY does not consummate the Transaction or any other business combination by April 3, 2023, TLGY’s public shareholders may be forced to wait until after April 3, 2023 before redemption proceeds from the Trust Account may become available to TLGY’s public shareholders. • If the cash held outside the Trust Account is insufficient to allow TLGY to operate through April 3, 2023, and TLGY is unable to obtain additional capital, TLGY may be unable to complete its initial business combination (including the Transaction), in which case TLGY’s public shareholders may only receive $10.00 per share, and TLGY’s warrants will expire worthless. 36 Key Risks Related to the Transaction and TLGY (continue)